 Exhibit 10.19

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) entered into as of April 16, 2020, sets forth the terms and conditions of an award (this “Award”) of restricted stock granted by VerifyMe, Inc., a Nevada corporation (the “Company”), to Patrick White (the “Recipient”).

WHEREAS, the Company is of the opinion that its interests will be advanced by granting the Recipient a proprietary interest in it, thus providing the Recipient with a more direct stake in its welfare and creating a closer relationship between the Recipient’s interests and those of the Company.

NOW, THEREFORE, in consideration of services rendered to the Company by the Recipient and other good and valuable consideration, receipt of which is acknowledged, the Company hereby grants this award to the Recipient on the terms expressed herein.

1.           Award.  As of the date of this Agreement, the Recipient has been granted 1,875,000 shares of restricted common stock (“Restricted Stock”) for being an officer and employee; on the terms and conditions herein set forth.  All certificates issued shall contain an appropriate restrictive legend.

2.           Vesting.  The Restricted Stock shall vest in full one-year from the date of this Agreement, subject to continued services as an officer and employee of the Company on the vesting date. The Restricted Stock shall be unregistered unless the Company voluntarily files a registration statement covering such shares with the Securities and Exchange Commission.

3.          Forfeiture.  Notwithstanding any other provision of this Agreement, at the option of the Board of Directors or the Compensation Committee, all shares of Restricted Stock subject to this Agreement shall be immediately forfeited in the event of the Recipient:

(a)          Purchasing or selling securities of the Company without written authorization in accordance with the Company’s inside information guidelines then in effect;

(b)          Breaching any duty of confidentiality including that required by the Company’s inside information guidelines then in effect;

(c)          Competing with the Company;

(d)          Recruiting Company personnel after ceasing to be an officer and employee;

(e)          The Recipient acts in a disloyal manner to the Company; or

(f)          The Recipient has acted against the interests of the Company.

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Notwithstanding any other provision of this Agreement, if the Recipient ceases to act in the capacity as described in Section 2 prior to the date that all of the shares of Restricted Stock are vested, the Recipient shall automatically forfeit to the Company all unvested shares.  Shares that are not vested are referred to herein as Unvested Shares.

4.          Profits on the Sale of Certain Shares; Cancellation.  If any of the events specified in Section 3 of this Agreement occur within one year from the last day as service as an officer and employee (the “Termination Date”), all profits earned from the Recipient’s sale of the Company’s Restricted Stock during the two-year period commencing one year prior to the Termination Date shall be forfeited and forthwith paid by the Recipient to the Company.  Further, in such event, the Company may at its option cancel the shares of Restricted Stock granted under this Agreement.  The Company’s rights under this Section 5 do not lapse one year from the Termination Date but are a contract right subject to any appropriate statutory limitation period.

5.          Stop-Transfer Notices. The Recipient agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate stop transfer instructions to its stock transfer agent.

6.          Refusal to Transfer.  The Company shall not be required to transfer on its books any of the Restricted Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or to treat as owner of such Restricted Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Stock shall have been so transferred.

7.          Tax Withholding.  The Recipient acknowledges and agrees that the Company may require the Recipient to pay, or may withhold from sums owed by the Company to the Recipient, any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income tax purposes.  The failure to pay the required taxes to the Company within 10 day after written request shall permit the Company to decline to remove the restrictive legend on the stock certificate.

8.          Section 83(b) Election.  The Recipient hereby acknowledges that he or she may file a Section 83(b) election with the Internal Revenue Service within 30 days of the date hereof, electing thereby to be taxed on the fair market value of the Restricted Stock as of the date hereof. Absent such an election, ordinary income will be measured and recognized by the Recipient as the shares vest (that is, on the anniversary of the date hereof).  If the Recipient makes a Section 83(b) election and later forfeits any unvested Restricted Stock upon termination of service to the Company, the Recipient could suffer adverse tax consequences.  The Recipient is strongly encouraged to seek the advice of his or her own tax consultants in connection with the grant of the Restricted Stock and the advisability of filing of an election under Section 83(b) of the Internal Revenue Code.

The Recipient acknowledges that it is his or her sole responsibility and not the Company’s responsibility to file the election under Section 83(b), even if  the Recipient requests the Company or its representative to make this filing on the recipient’s behalf.

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9.          No Guarantee of Continued Service.  The Recipient acknowledges and agrees that the Restricted Stock shall vest only through continued service to the Company as an an officer and employee or, through a Change of Control of the Company as defined in Section 9. The Recipient further acknowledges and agrees that neither this Agreement nor the vesting schedule set forth herein constitute an express or implied promise of continued service as an officer and employee of the Company and shall not interfere with the Company’s shareholders’ or the Recipient’s right to terminate the Recipient’s relationship with the Company at any time, with or without cause. In the event of a Change of Control, as defined in Section 9, all Unvested Shares will immediately vest as of one minute prior to the Change of Control.

Change of Control means and includes each of the following:

(1) A sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities to any Person who is not an Affiliate and a replacement of the majority of the members of the Board under Clause 4 below. For purposes of this definition, the term “Person” shall mean and include any individual, partnership, joint venture, association, trust, corporation, or other entity (including a “group” as referred to in Section 13(d)(3) of the Securities Exchange Act of 1934). For purposes of this definition, the term “Affiliate” shall mean any Person who is an executive officer, director or  more than 10% shareholder of the Company or who, directly or indirectly, individually or through any person or entity, has the power to control the Company;

(2) A sale, transfer, or other disposition through a single transaction or a series of related transactions of all or substantially all of the assets of the Company;

(3) Any consolidation or merger of the Company, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least 50% of the combined voting power of the surviving corporation’s then outstanding securities; or

(4) Within a 12 month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director.

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10.          Notices and Addresses.  All notices, offers, acceptance and any other acts under this  Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email delivery followed by overnight next day delivery, as follows:

The Recipient:	To the Recipient at the address on the signature page of this Agreement.

The Company:	VerifyMe, Inc. Clinton Square 75 S. Clinton Ave., Suite 510 Rochester, NY 14604 Attention: Patrick White Email: patrick@verify.com

with a copy to:	Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, NY 14604 Attention: Alex R. McClean, Esq. amcclean@hselaw.com or to such other address as either of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

11.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

12.          Attorney’s Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding that is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

13.          Severability.  If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected hereby and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

14.          Entire Agreement.  This Agreement represents the entire agreement and understanding between the parties and supersedes all prior negotiations, understandings, representations (if any), and agreements made by and between the parties.  Each party specifically acknowledges, represents and warrants that they have not been induced to sign this Agreement.

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15.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

16.           Headings.  The headings in this Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

[Signature Page To Follow.]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date aforesaid.

VERIFYME, INC.

By:	/s/ Norman Gardner
Norman Gardner
Chairman

RECIPIENT

By:	/s/ Patrick White
Name: Patrick White

Address of the Recipient:

Email address:

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